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                                                                      EXHIBIT 11

                         FRONTIER FINANCIAL CORPORATION
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE


                                             2000         1999         1998
                                            -------      -------      -------
Net Income (in thousands)                   $32,116      $28,299      $24,275
                                            =======      =======      =======

    Computation of average shares
      outstanding:

       Shares outstanding at
       beginning of year                     17,545        8,697        7,351

       Additional shares deemed
       outstanding because of
       stock dividends or splits                 --        8,759        8,383

       Shares issued pursuant
       to merger                              2,252        2,252        3,839

       Shares issued during
       the year times average
       time outstanding during
       the year                                 (62)          72           35
                                            -------      -------      -------
                                             19,735       19,780       19,608
                                            -------      -------      -------
       Average number of dilutive shares
       assumed to be outstanding                 94          163          303
                                            -------      -------      -------
       Average dilutive shares
       outstanding                           19,829       19,943       19,911
                                            =======      =======      =======
       Basic earnings per share               $1.63        $1.43        $1.24
                                            =======      =======      =======
       Diluted earnings per share             $1.62        $1.42        $1.22
                                            =======      =======      =======



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